Exhibit 99.1
FOR IMMEDIATE RELEASE - EARNINGS

HOUSTON, May 5, 2016 -- Atwood Oceanics, Inc. (NYSE: ATW) ("Company"), announced today that it had earned net income of $122.4 million or $1.89 per diluted share, on revenues of $296.4 million for the quarter ended March 31, 2016 compared to net income of $39.1 million or $0.60 per diluted share on revenues of $307.8 million for the quarter ended December 31, 2015 and compared to net income of $122.7 million or $1.89 per diluted share, on revenues of $350.4 million for the quarter ended March 31, 2015. For the six months ended March 31, 2016, the Company earned net income of $161.5 million or $2.49 per diluted share, on revenues of $604.2 million compared to net income of $168.9 million or $2.60 per diluted share, on revenues of $702.1 million for the six months ended March 31, 2015.

During the three months ended March 31, 2016, we repurchased, through open market transactions, $13.5 million aggregate principal of our Senior Notes at an aggregate cost of $5.1 million, including a minimal amount of accrued interest, representing an average discount of 62.2%. As a result of the repurchases, we recognized a gain on debt retirement, net of the related debt issuance costs, of $8.4 million (or $0.13 per diluted share) in Gains on extinguishment of debt on the Condensed Consolidated Statement of Operations for the three and six months ended March 31, 2016. In April 2016, we completed additional repurchases of $140.7 million aggregate principal amount of our Senior Notes for $94.0 million, including $2.3 million of accrued interest, representing an average discount of 34.8%.

These repurchases, both in the period ended March 31, 2016 and in April 2016, allowed us to reduce our outstanding indebtedness and related interest expense at a significant discount to the face value of our Senior Notes. The gain associated with the repurchases is subject to tax and will increase our effective tax rate. However, due to the availability of operating loss carry-forwards the actual cash tax impact will be minimal. The repurchases were made using available cash balances. Following these repurchases, the Company has $495.8 million Senior Notes outstanding.

On April 13, 2016, the Atwood Falcon sale and recycling transaction closed and title of the vessel and associated equipment and machinery transferred to the buyer. The estimated loss on sale of the Atwood Falcon of $0.7 million is recognized in the three and six months ended March 31, 2016.

	For the Three Months Ended
	(Unaudited)
(In thousands, except per share amounts)	March 31, 2016	December 31, 2015	March 31, 2015
Revenues	$296,351	$307,819	$350,387
Income before Income Taxes	136,426	50,295	134,976
Provision for Income Taxes	(13,989)	(11,214)	(12,307)
Net Income	$122,437	$39,081	$122,669

Earnings per Common Share -
Basic	$1.89	$0.60	$1.90
Diluted	$1.89	$0.60	$1.89

	For the Six Months Ended
	(Unaudited)
(In thousands, except per share amounts)	March 31, 2016	March 31, 2015
Revenues	$604,170	$702,113
Income before Income Taxes	186,721	190,316
Provision for Income Taxes	(25,203)	(21,429)
Net Income	$161,518	$168,887

Earnings per Common Share -
Basic	$2.49	$2.62
Diluted	$2.49	$2.60

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Six Months Ended March 31,
(In thousands, except per share amounts)	2016	2015	2016	2015
REVENUES:
Contract drilling	$282,546	$338,621	$577,161	$675,382
Revenues related to reimbursable expenses	13,805	11,766	27,009	26,731
Total revenues	296,351	350,387	604,170	702,113

COSTS AND EXPENSES:
Contract drilling	89,918	131,124	220,570	267,589
Reimbursable expenses	9,123	8,661	17,409	20,568
Depreciation	41,053	42,528	83,880	87,103
General and administrative	11,488	14,737	26,665	32,146
Asset impairment	708	—	65,432	60,777
Loss on sale of assets	77	5,529	77	15,335
Other, net	(1,137)	—	(1,060)	—
	151,230	202,579	412,973	483,518

OPERATING INCOME	145,121	147,808	191,197	218,595

OTHER INCOME (EXPENSE):
Interest expense, net of capitalized interest	(17,098)	(12,847)	(30,859)	(28,351)
Interest income	6	15	10	72
Gains on extinguishment of debt	8,397	—	8,397	—
Other income	—	—	17,976	—
	(8,695)	(12,832)	(4,476)	(28,279)

INCOME BEFORE INCOME TAXES	136,426	134,976	186,721	190,316
PROVISION FOR INCOME TAXES	13,989	12,307	25,203	21,429
NET INCOME	$122,437	$122,669	$161,518	$168,887

EARNINGS PER COMMON SHARE (NOTE 2):
Basic	$1.89	$1.90	$2.49	$2.62
Diluted	$1.89	$1.89	$2.49	$2.60
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (NOTE 2):
Basic	64,781	64,620	64,739	64,513
Diluted	64,825	65,048	64,870	65,031

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED ANALYSIS OF REVENUES AND DRILLING COSTS

	REVENUES
	Three Months Ended			Six Months Ended
(In millions)	March 31, 2016	December 31, 2015	March 31, 2015	March 31, 2016	March 31, 2015
Ultra-Deepwater	$189	$182	$183	$371	$350
Deepwater	59	72	82	131	181
Jackups	34	41	73	75	145
Reimbursable	14	13	12	27	26
	$296	$308	$350	$604	$702

	DRILLING COSTS
	Three Months Ended			Six Months Ended
(In millions)	March 31, 2016	December 31, 2015	March 31, 2015	March 31, 2016	March 31, 2015
Ultra-Deepwater	$54	$61	$68	$115	$131
Deepwater	19	43	32	62	73
Jackups	19	26	30	45	61
Reimbursable	9	8	9	17	21
Other	(2)	1	1	(1)	2
	$99	$139	$140	$238	$288

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)	March 31, 2016	September 30, 2015
	(Unaudited)
ASSETS
Cash	$226,812	$113,983
Accounts receivable, net	240,740	311,514
Income tax receivable	8,198	8,705
Inventories of materials and supplies, net	110,029	137,998
Prepaid expenses, deferred costs and other current assets	18,790	33,735
Total current assets	604,569	605,935

Property and equipment, net	4,209,558	4,172,132

Other receivables	11,831	11,831
Deferred income taxes	150	150
Deferred costs and other assets	8,884	11,285
Total assets	$4,834,992	$4,801,333

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$43,878	$70,161
Accrued liabilities	19,294	23,572
Dividends payable	—	16,164
Interest payable	8,222	7,704
Income tax payable	20,440	13,906
Deferred credits and other liabilities	3,834	3,941
Total current liabilities	95,668	135,448

Long-term debt	1,595,018	1,678,268
Deferred income taxes	1,096	1,658
Deferred credits	71	800
Other	38,032	37,989
Total long-term liabilities	1,634,217	1,718,715

Commitments and contingencies (Note 8)

Preferred stock, no par value, 1,000 shares authorized, none outstanding	—	—
Common stock, $1.00 par value, 180,000 shares authorized with 64,794 issued and outstanding as of March 31, 2016 and 180,000 shares authorized and 64,654 shares issued and outstanding as of September 30, 2015	64,794	64,654
Paid-in capital	217,037	213,096
Retained earnings	2,826,084	2,670,148
Accumulated other comprehensive income	(2,808)	(728)
Total shareholders' equity	3,105,107	2,947,170
Total liabilities and shareholders' equity	$4,834,992	$4,801,333

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended March 31,
(In thousands)	2016	2015
Cash flows from operating activities:
Net income	$161,518	$168,887
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	83,880	87,103
Amortization	1,596	3,761
Provision for doubtful accounts	1,141	160
Deferred income tax benefit	(650)	(3,512)
Share-based compensation expense	5,009	8,119
Asset impairment	65,432	60,777
Loss on sale of assets	77	15,335
(Gain) on extinguishment of debt	(8,386)	—
Other, net	(1,137)	—
Changes in assets and liabilities:
Accounts receivable	62,963	15,829
Income tax receivable	507	(3,604)
Inventories of materials and supplies	16,187	(17,110)
Prepaid expenses, deferred costs and other current assets	14,709	9,789
Deferred costs and other assets	(1,381)	(357)
Accounts payable	(25,306)	2,825
Accrued liabilities	(3,760)	(3,691)
Income tax payable	6,534	(310)
Deferred credits and other liabilities	1,220	5,747
Net cash provided by operating activities	380,153	349,748

Cash flows from investing activities:
Capital expenditures	(176,175)	(177,130)
Proceeds from sale of assets	6,681	2,524
Net cash used in investing activities	(169,494)	(174,606)

Cash flows from financing activities:
Proceeds from borrowing of long-term debt	45,000	—
Principal repayments on long-term debt	(120,156)	(135,000)
Repayments on short-term debt, net	—	(11,885)
Dividends paid	(21,746)	(16,163)
Proceeds (payments) related to exercise of stock options	(928)	1,186
Debt issuance costs paid	—	(3,126)
Net cash used by financing activities	(97,830)	(164,988)
Net increase in cash and cash equivalents	112,829	10,154
Cash and cash equivalents, at beginning of period	113,983	80,080
Cash and cash equivalents, at end of period	$226,812	$90,234

Non-cash activities:
Increase (decrease) in accounts payable and accrued liabilities related to capital expenditures	$950	$3,020

Atwood Oceanics, Inc. is a leading offshore drilling company engaged in the drilling and completion of exploration and development wells for the global oil and gas industry. The Company currently owns 10 mobile offshore drilling units and is constructing two ultra-deepwater drillships. The Company was founded in 1968 and is headquartered in Houston, Texas. Atwood Oceanics, Inc. common stock is traded on the New York Stock Exchange under the symbol "ATW." For more information about the Company, please visit www.atwd.com.

Conference Call

The Company has scheduled a conference call and webcast related to its second quarter 2016 results on Friday, May 6, 2016, at 8:00 A.M. CDT (9:00 A.M. EDT). Interested parties are invited to listen to the call by dialing 1-800-862-9098, or internationally 1-785-424-1051, Conference ID - Atwood, Password 34972. Interested parties may also listen over the Internet through a link posted in the Investor Relations section of the Company's Web site.

A replay of the conference call will be available on the Company's Web site following the end of the live call.

Contact: Mark W. Smith
Senior Vice President and Chief Financial Officer
(281) 749-7840